Exhibit 99.2

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Termination Agreement”) dated as of October 15, 2010, is made by and among Jeffrey D. Goldstein, Richard A. Goldstein, Robert S. Goldstein, Goldstein Group, Inc., B.I.J.R.R. Isle, Inc., B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., Jeff Isle Partnership, L.P., I.G. Isle Partnership, L.P., Robert S. Goldstein 2008 Irrevocable Trust, Joshua Millan and Nathan Millan (each a “Party” and collectively, as the “Parties”).

WHEREAS, the Parties constitute all of the parties to that certain Agreement, dated as of April 30, 2010 (the “Goldstein Family Agreement”), related to the ownership by the Parties, direct or beneficial, of the common stock of Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”); and

WHEREAS, certain of the Parties have formed GFIL Holdings, LLC (“GFIL”) to provide for the collective ownership of their respective shares of common stock of the Company; and

WHEREAS, in connection with the formation of GFIL, the Parties have deemed it advisable to terminate Goldstein Family Agreement effective as of the date hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.                  The Parties hereby terminate the Goldstein Family Agreement, and all agreements and obligations therein, effective as of October 15, 2010.

2.                  The Parties agrees to jointly prepare and file an amendment to the Schedule 13D filed by the Parties to reflect the termination of the Goldstein Family Agreement and agree that this Termination Agreement shall be filed as an exhibit to such amendment.

3.                  This Termination Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

4.                  Termination Agreement shall be binding on and be enforceable by and against each party hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

5.                  This Termination Agreement shall be governed and construed in accordance with the internal laws of the State of Missouri.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Termination Agreement to be executed as of the 15th day of October, 2010.

   /s/ Jeffrey D. Goldstein_          _____________

Jeffrey D. Goldstein

  /s/ Richard A. Goldstein                _______________

Richard A. Goldstein

  /s/ Robert S. Goldstein__________

Robert S. Goldstein

GOLDSTEIN GROUP, INC.

By:    /s/ Robert S. Goldstein

Name:    Robert S. Goldstein              ________________

Title:      Chairman and CEO                               ________

B.I.J.R.R. ISLE, INC.

By:   /s/ Robert S. Goldstein

Name:  Robert S. Goldstein

Title:     President

B.I. ISLE PARTNERSHIP, L.P.

By:    B.I.J.R.R. Isle, Inc., its sole General Partner

            By:    /s/ Robert S. Goldstein

Name:   Robert S. Goldstein

Title:      President

ROB ISLE PARTNERSHIP, L.P.

By:    B.I.J.R.R. Isle, Inc., its sole General Partner

By:     /s/ Robert S. Goldstein

Name:   Robert S. Goldstein

Title:      President

RICH ISLE PARTNERSHIP, L.P.

By:    B.I.J.R.R. Isle, Inc., its sole General Partner

By:     /s/ Robert S. Goldstein

Name:     Robert S. Goldstein

Title:        President

JEFF ISLE PARTNERSHIP, L.P.

By:    B.I.J.R.R. Isle, Inc., its sole General Partner

            By:   /s/ Robert S. Goldstein

Name:    Robert S. Goldstein

Title:       President

I.G. ISLE PARTNERSHIP, L.P.

By:    B.I.J.R.R. Isle, Inc., its sole General Partner

By:    /s/ Robert S. Goldstein

Name:    Robert S. Goldstein

Title:       President

ROBERT S. GOLDSTEIN 2008

IRREVOCABLE TRUST

By:       /s/ Marc D. Goldstein

Name:      Marc D. Goldstein

Title:         Trustee

    /s/ Joshua Millan

Joshua Millan

   /s/ Nathan Millan

Nathan Millan